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                                  EXHIBIT 99

                REGISTRANT'S PRESS RELEASE DATED MARCH 19, 2002





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                                *PRESS RELEASE*


Contact:    M. Kaye Townsend
            102 South Court Street
            Florence, Alabama 35631
            (256) 718-4277


                FIRST SOUTHERN BANCSHARES, INC. AND SUBSIDIARY
                      REVISE CONSOLIDATED FOURTH QUARTER
                           AND YEAR END 2001 RESULTS


      Florence, Alabama; March 19, 2002. First Southern Bancshares, Inc. (the "Company") (Nasdaq/NMS: FSTH), the holding company for First Southern Bank (the "Bank"), announced today that, after consulting with its independent auditors, it has revised its previously reported consolidated fourth quarter and year end 2001 financial results to account for a recently enacted change in federal income tax law.

      The Company previously reported consolidated net losses of $3.6 million, or ($2.89) per share, for the fourth quarter ended December 31, 2001, and consolidated net losses of $9.4 million, or ($7.52) per share, for the year ended December 31, 2001. As revised, consolidated fourth quarter net losses have decreased to $1.8 million, or ($1.43) per share, and consolidated 2001 net losses have decreased to $7.6 million, or ($6.06) per share.

      Included in the Job Creation Workers Assistance Act of 2002, signed by President Bush on March 9, 2002, is a provision allowing corporate taxpayers to carry back net operating losses generated in tax years ending after December 31, 2000 over five tax years rather than two tax years to offset taxable income during the earlier years. As a result of its 2001 net losses, the Company intends to file a refund of previously paid taxes of approximately $2.6 million. The Company intends to record the refund as a receivable on its consolidated balance sheet as of December 31, 2001, which will increase the Company's consolidated assets to $131.5 million at December 31, 2001 and increase the Bank's regulatory capital ratios at year end.

      The Company had reported the Bank's regulatory capital ratios at December 31, 2001 as 6.71% (total capital to risk-weighted assets), 5.41% (Tier 1 capital to risk-weighted assets) and 3.66% (Tier 1 capital to average assets). As revised, they are 8.56%, 7.25% and 5.00%, respectively.

      Earlier this week the Company reported that the Bank had entered into a Consent Order (the "Order") with the Federal Deposit Insurance Corporation and the Alabama State Banking Department on March 15, 2002. The Order has an effective date of March 25, 2002. Among the requirements of the Order is that the Bank's Tier 1 capital must equal or exceed 5.00% of total assets within 60 days from the effective date of the Order, and must equal or exceed 7.00% of total assets within 120 days of the effective date of the Order and for as long as the Order remains in effect.

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Accounting for  the  previously  discussed change in federal income tax law, the
Bank's Tier 1 capital equaled 5.92% of total assets at February 28, 2002.

      The Bank is headquartered in Florence, Alabama, and operates through its main/executive office in Florence and four other full-service offices located in Lauderdale and Colbert Counties in Northwest Alabama.


      THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REQUIREMENTS OF THE ORDER; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.